UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2013 (April 8, 2013)
THE WET SEAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35634 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, CA 92160 (Address of principal executive offices; zip code)
Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 8, 2013, the Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) adopted The Wet Seal, Inc. Severance and Change in Control Plan (the “Plan”). The purpose of the Plan is to encourage and motivate executives to devote their full attention to the performance of their duties without distraction or concern regarding involuntary termination of their employment or a change in control. The Plan covers executives holding the title of Senior Vice President or higher who are designated by the Board. On April 8, 2013, the following senior executives were designated participants in the Plan: Steven H. Benrubi, Executive Vice President and Chief Financial Officer, Kimberly Bajrech, Senior Vice President/GMM and Debbie Shinn, Senior Vice President/GMM.
The Plan provides participants with certain severance and other benefits in the event of a covered termination of a participant’s employment, which includes a termination by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Plan).
In general, if a covered termination occurs, then, in addition to any previously earned and unpaid compensation to which a participant is entitled, the participant will be eligible to receive (i) salary continuation for 6-12 months depending on the participant’s position with the Company (6 months in the case of a Senior Vice President and 12 months in the case of an Executive Vice President), and (ii) up to 12 months of Company-paid statutory group health plan coverage.
If the covered termination occurs in connection with a Change in Control (as defined in the Plan), then, in lieu of salary continuation severance described in clause (i) of the preceding paragraph, the participant will be eligible to receive a single sum cash payment equal to the product of (1) the applicable percentage (which is 50% in the case of a Senior Vice President, and 100% in the case of an Executive Vice President) multiplied by (2) the sum of (a) the participant’s annual base salary rate plus (b) the participant’s target bonus for the fiscal year in which the covered termination occurs. Additionally, the terminated participant will be eligible for accelerated vesting of equity-based compensation awards that are assumed by or converted into economically equivalent awards of the acquiring or successor company (or a parent company thereof) as part of the Change in Control transaction. For the purposes of the Plan, a covered termination is deemed to be in connection with a Change in Control if it occurs either before the Change in Control at the direction or request of the other party to the Change in Control transaction, or within one year after the Change in Control. Outstanding unvested equity compensation awards that are not assumed or converted as part of the Change in Control transaction will become fully vested immediately before the transaction.
In order for a participant to receive the severance and other benefits described above, the participant must timely provide the Company a release of claims.
The Plan has an initial term of three years. On each anniversary of the effective date the term will automatically renew for an additional year unless, prior to such anniversary date, the Board shall have adopted a resolution not to extend the term. The Board may amend the Plan, provided that participant consent is required if the participant may be adversely affected by the amendment. The Plan does not apply to or affect any equity-based compensation awards granted prior to the effective date of the Plan.
The foregoing is a summary of the terms of the Plan and is qualified in its entirety by the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.
On April 8, 2013, the Company entered into Employment Agreement Termination Agreement (the “Termination Agreement”) with Steven H. Benrubi, the Company’s Executive Vice President and Chief Financial Officer. The Termination Agreement provides for the termination of Mr. Benrubi’s Employment Agreement, dated as of August 3, 2010, with the Company, except that Mr. Benrubi will remain employed as the Company’s Executive Vice President and Chief Financial Officer as an employee at will. A copy of the Termination Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    (a)    Awards Under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). On April 8, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved awards of performance stock units (“PSUs”) and/or restricted stock units (“RSUs”) under the 2005 Plan to the following executive officers of the Company (in each case, the amount set forth in the Dollar Amount column was divided by $3.025, the average closing trading price per share of the Company's Class A Common Stock (a “Share”) over the thirty (30) calendar days ending on the day prior to the April 8, 2013 award date, to determine the number of PSUs or RSUs indicated in the adjacent “Aggregate Shares” column):

Named Executive Officer	Awards
	Dollar Amount	Aggregate Shares
John D. Goodman Chief Executive Officer	$360,000	119,008 PSUs
Steven H. Benrubi Executive Vice President and Chief Financial Officer	$80,000 $120,000	26,446 PSUs 39,669 RSUs
Kimberly Bajrech Senior Vice President/GMM	$40,000 $60,000	13,223 PSUs 19,835 RSUs
Debbie Shinn Senior Vice President/GMM	$40,000 $60,000	13,223 PSUs 19,835 RSUs

Each PSU represents the right to receive one Share, subject to specified performance and time-based vesting conditions. The above-listed aggregate number of Shares covered by the PSUs awarded to Mr. Benrubi, Ms. Bajrech and Ms. Shinn is a target number. Each of those individuals has the opportunity to earn 0% to 150% of the target number of PSUs, with the applicable percentage to be determined on the basis of the Company’s EBITDA (earnings before interest, income taxes, depreciation and amortization and asset impairment charges, without giving effect to items (if any) that are specified by the Compensation Committee in writing by April 30, 2013) for the fiscal year beginning February 3, 2013. The PSUs awarded to Mr. Goodman provide him with the opportunity to earn 0% to 100% of the number of Shares listed in the above table if the Company’s EBITDA for fiscal 2013 reaches the level that would provide a 100% to 150% payout to the other executive officers under their PSU awards. The PSUs (if any) earned by the applicable officer shall become vested in three equal annual installments beginning on the first anniversary of the award date, subject to the officer’s continuous employment or service through the applicable vesting date. In general, vesting will accelerate if there is a change in control (as defined in our 2005 Plan) and the awards are not assumed by the other party to the transaction. Vesting may also accelerate if the awards are assumed and the officer’s employment is involuntarily terminated (as described in the award agreement) in connection with the change in control. Accelerated vesting of Mr. Goodman’s PSU award will be determined under his January 7, 2013 Change in Control and Severance Agreement to the extent it is inconsistent with the terms of the PSU award agreement. If dividends are paid by the Company with respect to outstanding Shares after the determination date of the PSU awards, dividend equivalents will be credited to the officers with respect to the PSUs earned by them and will become vested if, as and when the corresponding PSUs become vested. It is contemplated that vested PSUs and dividend equivalents will settled in the form of Shares, with certain exceptions relating to fractional shares and settlement of vested PSUs in connection with a change in control. A copy of the form of Performance Stock Unit Agreement setting forth the terms of the PSUs is attached as Exhibit 10.3 to this Current Report on Form 8-K. As indicated above, Mr. Goodman’s PSU award has been structured somewhat differently than the PSU awards for the other officers and the award will be modified accordingly for Mr. Goodman’s award in order to reflect those differences.
The RSUs awarded to Mr. Benrubi, Ms. Bajrech and Ms. Shinn enable each of them to receive one Share for each RSU that becomes vested. The RSUs will become vested in three equal annual installments beginning on the first anniversary of the award date, subject to the officer’s continuous employment or service through the applicable vesting date, and if the officer’s employment or service terminates before the last vesting date, he or she will forfeit and have no further right or interest with respect to any unvested RSUs. In general, vesting will accelerate if there is a change in control (as defined in our 2005 Plan) and the RSU awards are not assumed by the other party to the transaction. Vesting may also accelerate if the awards are assumed and the officer’s employment is involuntarily terminated (as described in the award agreement) in connection with the change in control. If dividends are paid by the Company with respect to outstanding Shares, dividend equivalents will be credited to the officers with respect to the RSUs and will become vested if, as and when the corresponding RSUs become vested. It is contemplated that vested RSUs and dividend equivalents will settled in the form of Shares, with certain exceptions relating to fractional shares and settlement of vested RSUs in connection with a change in control. A copy of the form of Restricted Stock Unit Agreement setting forth the terms of the RSUs is attached as Exhibit 10.4 to this Current Report on Form 8-K.
In addition, on April 8, 2013, a performance share award consisting of 261,533 shares of restricted Class A common stock of the Company (“Performance Stock”) was awarded to Mr. Goodman under the 2005 Plan and pursuant to the Employment Agreement, dated as of January 7, 2013, between the Company and Mr. Goodman. Subject to the satisfaction of the specified performance condition, the shares of Performance Stock will become vested in three equal installments. The first installment will vest on the date the achievement of the performance condition is certified, and the second and third installments will vest on the second and third anniversaries of Mr. Goodman’s employment commencement date, provided Mr. Goodman is continuously employed by the Company through the applicable vesting date or as otherwise provided in Mr. Goodman’s Change in Control and Severance Agreement. The performance condition applicable to the Performance Stock award was set by the Company’s Board of Directors and is based on the Company’s EBITDA (earnings before interest, income taxes, depreciation and amortization and asset impairment charges, without giving effect to items (if any) that are specified by the Compensation Committee in writing by April 30, 2013) for the fiscal year beginning February 3, 2013. The number of shares of Performance Stock that may become eligible for time-based vesting can be 0, 130,767 (50%) or 261,533 (100%), depending upon whether and the extent to which the EBITDA goal is met, subject to interpolation if EBITDA is between 50% and 100% levels. Vesting of the Performance Stock award may accelerate upon termination of employment or in connection with a change in control, as provided in the award agreement and in Mr. Goodman’s Change in Control and Severance Agreement. Mr. Goodman will have the right to vote and to receive dividends on the Shares covered by the Performance Stock Award. The form of Performance Stock Award Agreement setting forth the terms and conditions of the Performance Stock was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2013.
(b)    Severance and CIC Plan. On April 8, 2013, the Company’s Board of Directors adopted The Wet Seal, Inc. Severance and Change in Control Plan (the “Plan”), in which the Company’s named executive officers, among other executives, may participate. For a description of the Plan, see Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1	The Wet Seal, Inc. Severance and Change in Control Plan.
10.2	Employment Agreement Termination Agreement, dated April 8, 2013, between the Company and Steven H. Benrubi.
10.3	Form of Performance Stock Unit Agreement.
10.4	Form of Restricted Stock Unit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.

Date: April 11, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	The Wet Seal, Inc. Severance and Change in Control Plan.
10.2	Employment Agreement Termination Agreement, dated April 8, 2013, between the Company and Steven H. Benrubi.
10.3	Form of Performance Stock Unit Agreement.
10.4	Form of Restricted Stock Unit Agreement.